UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 30, 2019

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2019, TrueCar, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) reporting, among other things, that Michael Darrow had been appointed as the Company’s Interim President and Chief Executive Officer, effective May 31, 2019, following the retirement of Victor A. “Chip” Perry. At the time the Company filed the Original Report, the Compensation and Workforce Committee (the “Committee”) of the Board of Directors of the Company had not made any determination regarding Mr. Darrow’s compensation in connection with his assumption of those positions. This Amendment No. 1 on Form 8-K/A amends the Original Report to provide additional information regarding Mr. Darrow’s compensation under Item 5.02 of Form 8-K.

On June 8, 2019, the Committee determined that, while he serves as Interim President and Chief Executive Officer, in addition to his base salary of $400,000, Mr. Darrow will be entitled to a monthly stipend of $20,000, less applicable tax withholdings, in recognition of his additional responsibilities. This stipend will be discontinued once Mr. Darrow no longer serves as Interim President and Chief Executive Officer. Additionally, on June 8, 2019, the Committee awarded Mr. Darrow 94,162 restricted stock units of the Company, vesting in eight approximately equal quarterly installments over two years, with the first installment vesting on September 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

 Date:  June 11, 2019